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                                                                   EXHIBIT 10.34

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

In re:                                 )
                                       )    Jointly Admin. Under Case No.
PHILIP SERVICES CORPORATION, et al.    )    03-37718-H2-11
                                       )
                                       )
                   Debtors.            )    (Chapter 11)

                 SECOND ORDER APPROVING TOP EXECUTIVE RETENTION
                         PORTION OF EMPLOYEE RETENTION,
                          INCENTIVE AND SEVERANCE PLANS
                                [DOCKET NO. 92]

         Upon consideration of the Debtors' Expedited Motion to Approve Employee Retention, Incentive and Severance Plans (the "Motion"), filed by Philip Services Corporation and its affiliated debtors (collectively, the "Debtors"), as debtors-in-possession, seeking approval under sections 363(b) and 105(a) of the Bankruptcy Code for the Debtors to implement the Retention, Incentive and Severance Plans as described in the Motion (the "Retention Program"); and it appearing that the Debtors have demonstrated a sound business judgment for the use of the Debtors' property in connection with the Retention Program; and it appearing that such Retention Program is in the best interest of the Debtors' estates and creditors; and it appearing that due and proper notice of the Motion has been given; and upon the proceedings had before the Court; and good and sufficient cause appearing therefor, it is hereby(1)

         ORDERED that the Debtors' are authorized to implement the retention portion of the Top Executive Plan, as set forth in the Motion; it is further

         ORDERED that the Debtors are authorized to make payments that may be required under the retention portion of the Top Executive Plan approved in this Order up to the maximum aggregate amount of $297,250; it is further

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(1) All capitalized terms not defined herein shall have the meaning ascribed to them in the Motion.


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         ORDERED that any payments made pursuant to this Order shall be subject to any DIP Financing or Cash Collateral Order entered in these cases; and it is further

         ORDERED that a final hearing on the Debtors' request for authority for the incentive portion of the Top Executive Plan shall take place before the Honorable Wesley W. Steen on the 21st day of July, 2003 at 2:00 p.m. CDT in Courtroom No. 400, 515 Rusk Street, Houston, Texas 77002; and it is further

         ORDERED that this Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order.

         SIGNED this 30th day of June, 2003.

                                      /s/ Wesley W. Steen
                                     ------------------------------
                                     UNITED STATES BANKRUPTCY JUDGE